As filed with the Securities and Exchange Commission on October 2, 2001	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT
ON
FORM S-3

UNDER
THE SECURITIES ACT OF 1933

SYNTHETIC FIXED-INCOME SECURITIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)

One First Union Center
301 S. Tryon St., 30th Floor
Charlotte, North Carolina 28288-0630
(704) 374-6611
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

52-2316339 (I.R.S. Employer Identification No.)

James F. Powers, Esq.
First Union Corporation
One First Union Center
301 South College Street
Charlotte, North Carolina 28288-0630
(704) 374-6611
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
 ______________________________
Copy to:
Al B. Sawyers, Esq.
Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, New York 10103
(212) 506-5000
______________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] ____________________________
If delivery of the prospectus is executed to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered(1) Trust Certificates	Amount to be Registered (2) $499,000,000	Proposed Maximum Offering Price Per Unit(3) 100%	Proposed Maximum Aggregate Offering Price(3) $499,000,000	Amount of Registration Fee (1)(4) $124,750

(1)	This registration statement also registers an indeterminate amount of Trust Certificates that are to be offered or sold in market-making activities by one or more affiliates of the Registrant. Pursuant to Rule 457(q) of the General Rules and Regulations under the Securities Act of 1933, as amended, no additional fee is required to register an indeterminate amount of the Trust Certificates as market-making securities.
(2)	Plus such additional principal amount as may be necessary such that, if one or more classes of Trust Certificates are issued with original issue discount, the aggregate initial offering price of all Trust Certificates will equal $499,000,000.
(3)	Estimated solely for the purpose of calculating the registration fee.
(4)	$1,000,000 aggregate principal amount of Trust Certificates registered by the Registrant under Registration Statement 333-61000 referred to below are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Trust Certificates have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $500,000,000.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement includes a base prospectus and a form of prospectus supplement for offering series of trust certificates representing the entire beneficial interest in various trusts to be created from time to time, the assets of which will consist primarily of securities within one of the following categories: (1) a publicly issued debt security or asset backed security or a pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) or (2) a publicly issued debt security or pool of such debt securities which represent obligations of the United States of America, any agency thereof for the payment of which the full faith and credit of the United States of America is pledged, or a United States government sponsored organization created pursuant to a federal statute. A trust may also hold cash pending disbursement by the trustee and may have rights under credit support, swap agreement, put, call or derivative instruments which rights will be described in the prospectus supplement. The base prospectus and form of prospectus supplement contain bracketed provisions appropriate for the various categories of trust assets; each set of alternate language, when combined with the base prospectus and form of prospectus supplement, constitutes a separate prospectus. Following such prospectus and prospectus supplement are an alternate cover page, page 2 and method of distribution section to be used when required by the Securities Act of 1933, as amended, in connection with market-making transactions in the securities by affiliates of the Registrant.

    Prospectus Supplement
(To Prospectus Dated ________________, 2001)

Subject to Completion Dated ________________, 200[ ]

Trust Certificates, Series 200[ ] - [ ]

SYNTHETIC FIXED-INCOME SECURITIES, INC.

Depositor

[Class ___ certificate] [Class ___ certificate]	PRINCIPAL BALANCE $___________ $___________	NOTE RATE [%] [Variable] Pass Through Rate [%] [Variable] Pass Through Rate	PRICE TO PUBLIC 100.00% 100.00%	UNDERWRITING DISCOUNT ___% ___%

THE CERTIFICATES
REPRESENT NON-
RECOURSE OBLIGATIONS
OF THE TRUST ONLY AND
DO NOT REPRESENT AN
INTEREST IN OR
OBLIGATION OF
SYNTHETIC FIXED-INCOME
SECURITIES, INC.
[UNDERWRITERS] [THE
TRUSTEE] [THE
INDENTURE TRUSTEE]
[THE FISCAL AGENT], OR
ANY OF THEIR AFFILIATES.

The Trust
o   is a [Delaware business][common law]trust formed
      by a trust agreement between the Depositor and
      ________________.
o   will issue __________ classes of certificates, [all of
      which [except the class [  ]] are offered by this
      Prospectus Supplement.
The Certificates
o   are principally secured by the assets of the Trust,
      which consist [primarily] of a [security] [pool of
      securities] that [is][are] described in this Prospectus
      Supplement.
o   currently have no trading market.
o   [are not insured or guaranteed by any governmental
      agency.]

YOU SHOULD REVIEW THE INFORMATION IN “RISK FACTORS” ON PAGE S-___ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE ___ IN THE PROSPECTUS.

For complete information about the offered certificates, read both this Prospectus Supplement and the Prospectus. This Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered certificates.

[This prospectus supplement and the accompanying prospectus may be used by First Union Securities, Inc. or another affiliate of the Depositor in connection with offers and sales of the certificates in market-making transactions.]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to the satisfaction of certain conditions, the underwriter[s] named below will purchase the offered certificates from the [Depositor]. See "Method of Distribution" in this Prospectus Supplement. The offered certificates will be issued in book-entry form only on or about ________________

First Union Securities, Inc.
[Date]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this Prospectus Supplement, which describes the specific terms of your series of certificates.

The Depositor has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, with respect to your series of certificates. This Prospectus Supplement and the accompany Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the accompany Prospectus, you should refer to the registration statement and the exhibits to such registration statement. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Securities and Exchange Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 west Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained electronically through the Securities and Exchange Commission’s internet web site (http://www.sec.gov).

You should rely only on the information contained in this Prospectus Supplement or the accompany Prospectus. Neither the Depositor nor the Underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement or the accompanying Prospectus is accurate as of the date on their respective front covers only.

We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying Prospectus provide the pages on which these captions are located.

For 90 days following the date of this Prospectus Supplement, all dealers selling the offered certificates will deliver a Prospectus Supplement and Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.

We are not offering the offered certificates in any state where the offer is not permitted.

[FIRST UNION SECURITIES, INC.][THE UNDERWRITERS] MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND

SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE “METHOD OF DISTRIBUTION” IN THIS PROSPECTUS SUPPLEMENT.

No dealer, salesman or any other person has been authorized to give any information or to make an representations other than those contained in this Prospectus Supplement or the accompanying Prospectus in connection with the offer made by this Prospectus Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by [First Union Securities, Inc.] [the Underwriters]. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information contained in this Prospectus Supplement and in the accompanying Prospectus is correct as of any time subsequent to the date of this Prospectus Supplement; however, if any material change occurs while this Prospectus Supplement or the accompanying Prospectus is required by law to be delivered, this Prospectus Supplement or the accompanying Prospectus will be amended or supplemented accordingly.

                                     TABLE OF CONTENTS

                                   PROSPECTUS SUPPLEMENT

Summary of Principal Economic Terms...........................................
Summary of Prospectus Supplement..............................................
Formation of the Trust........................................................
Risk Factors..................................................................
Description of the Deposited Assets...........................................
Description of Credit Support.................................................
Yield on the Certificates.....................................................
Description of the Certificates...............................................
Description of the Trust Agreement............................................
Certain Federal Income Tax Consequences.......................................
Certain State Tax Consequences................................................
ERISA Considerations..........................................................
Method of Distribution........................................................
Ratings.......................................................................
Legal Opinions................................................................
Index of Terms for Prospectus Supplement......................................

                                         PROSPECTUS

Prospectus Supplement.........................................................
Where You Can Find More Information...........................................
Incorporation of Certain Documents by Reference...............................
Reports to Certificateholders.................................................
Important Currency Information................................................
Risk Factors..................................................................
Depositor.....................................................................
Use of Proceeds...............................................................
Formation of the Trust........................................................
Maturity and Yield Considerations.............................................
Description of the Certificates...............................................
Description of Deposited Assets and Credit Support............................
Description of the Trust Agreement............................................
Limitation on Issuance of Bearer Certificates.................................
Currency Risks................................................................
Plan of Distribution..........................................................
Legal Opinions................................................................

SUMMARY OF PRINCIPAL ECONOMIC TERMS

        This summary highlights the principal economic terms of the certificates being issued by the Trust and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full. Certain capitalized terms used in this Prospectus Supplement are defined on the pages indicated in the "Index of Terms".

The Certificates

The Trust.......................................................	The Depositor and the Trustee will form the Series 2001-[ ] Trust.

Securities Offered..........................................	[Asset-Backed] [Trust] certificates, Series 2001-[ ], consisting of class [ ] certificates[,] [and] class [ ] certificates [and specify others].

Initial certificate Principal Balance [Notional Amount]...........................................	Class [ ]: Class [ ]:	[$] [ ] [$] [ ]

Final Scheduled Distribution Date............................................	Class [ ]: Class [ ]:
Pass-Through Rates........................................................

[The Variable Pass-Through Rates applicable to the calculation of the interest distributable on any Distribution Date on the certificates [(other than the class [   ] certificates)] are equal to [describe method for determining variable rates]. The initial Variable Pass-Through Rates for the class [   ] certificates [,] [and] the class [   ] certificates [and specify others] are approximately ___% [,] [and] ___% [and ___%] per annum, respectively.] [The Pass-Through Rate applicable to the calculation of the interest distributable on any Distribution Date on the [specify classes] certificates is fixed at ___% [and ___%, respectively,] per annum.]

Deposited Assets.......................................................

The Deposited Assets will consist of the Underlying Securities [and describe any assets which relate to the Underlying Securities]. See "--The Underlying Securities" [, "--Other Deposited Assets"] and "Description of the Deposited Assets" below.

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Original Issue Date.............................................................	[ ].

Cut-off Date.................................................	[ ].

Distribution Date..........................................	[ ], commencing [ ].

Record Date.................................................	The [ ] day immediately preceding each Distribution Date.

Denominations; Specified Currency.....................................................

The class [   ] certificates [,] [and] class [   ] certificates [and specify others] will be denominated and payable in [U.S. dollars] [   ] (the "Specified Currency") and will be available for purchase in minimum denominations of [$] [   ] and [multiples of [$] [   ]] .

Interest Accrual Periods......................................................	[Monthly] [Quarterly] [Semi-annually] (or, in the case of the first Interest Accrual Period, from and including the Original Issue Date to but excluding the first Distribution Date).

Form of Security.....................................................

[Book-entry certificates with The Depository Trust Company]. See "Description of the Certificates - Definitive Certificates." Distributions will be settled in [immediately available (same-day)] [clearinghouse (next-day)] funds.

Trustee......................................................	U.S. Bank National Association, as trustee.

Ratings......................................................

[   ] by [   ] [and [   ] by [   ]]. [Specify specific ratings requirements for particular classes, including the extent to which the issuance of the certificates of a given class is conditioned upon satisfaction of the ratings of each other class of certificates.] See "Ratings."

Collection Period.........................................	With respect to a Distribution Date, the period beginning on [ ] and ending at the close of business on [ ].

The Underlying Securities

Underlying Securities....................................	[A [ ]%] [floating rate] [publicly traded [debt][asset-backed] security due [ ] [A pool of publicly issued [debt][asset-backed] securities of various issuers] [United States treasury securities] debt securities of various United States government sponsored entities], exclusive of the Retained Interest [in/having] an aggregate principal amount of [$][   ].

Underlying Securities Issuer..............................

[Specify issuer] [Pool of various domestic corporations, limited liability companies, banking organizations and insurance companies.] [A trust or other legal entity organized under the laws of ________________ to issue trust [certificates.][notes.][asset-backed securities.] [A[ ]%]-[floating rate] [United States treasury securities] [debt securities of various United States government sponsored entities] [Government Trust Certificates (“GTCs”), exclusive of the Retained Interest] [in/having] an aggregate principal amount of [$][ ].

[GSE Issuer].................................................	[Specify issuer] [Pool of various U.S. government sponsored entity issuers].

Underlying Securities Original Issue Date......................................................	[ ].

Underlying Securities Final Payment Date.................................................	[ ].

Amortization..................................................	[Describe amortization schedule, if any].

Denominations; Underlying Securities Currency.........................................	The Underlying Securities are denominated and payable in [U.S. dollars] [ ] and are available in minimum denominations of [$][ ] and [multiples thereof] [multiples of [$] [ ]].

Underlying Securities Payment Dates............................................................	[ ], commencing [ ].

Underlying Securities Rate...............................	[__% per annum.] [A [Weighted Average] rate per annum equal to [specify interest rate formula for debt security].]

Underlying Securities Interest Accrual Periods..............................................	[Monthly] [Quarterly] [Semi-annually].

Priority.....................................................	[Describe senior or subordinated status or liquidation preference of any of Underlying Securities].

Security.....................................................	[Describe existence of any security for obligations or state that Underlying Securities are unsecured].

Redemption/Put/Other Features..................	[Describe existence of any redemption, put or other material features applicable to the Underlying Securities].

Form of Security....................................	Book-entry debt securities with DTC [listed on the [New York] [American] Stock Exchange [specify other listing]].

[Underlying Securities Trustee]................	[ ]. The Underlying Securities have been issued pursuant to an indenture between ______________ and the issuer of the Underlying Securities.

[Fiscal and Paying Agent].........................	[ ] [The Underlying Securities have been issued pursuant to a fiscal and paying agency agreement, between ____________ and the issuer of the Underlying Securities] [specify other agreement].

Ratings..............................................	[ ] by [ ] [and [ ] by [ ]]. See "Description of the Underlying Securities-Ratings of Underlying Securities."

Other Deposited Assets

[Provide similar tabular summary description of the principal economic terms of any credit support, swap agreement, put call, derivative instrument or other ancillary or incidental asset].

SUMMARY OF PROSPECTUS SUPPLEMENT

        The following summary highlights selected information from this Prospectus Supplement and is qualified by reference to the detailed information appearing in this Prospectus Supplement and in the Prospectus.

Depositor...................................	Synthetic Fixed-Income Securities, Inc., an indirect wholly-owned subsidiary of First Union Corporation, Inc. See "Depositor" in the Prospectus.

Certificates................................

The certificates will be issued by the terms of the Trust agreement. The certificates will consist of [ ] classes, designated as class [ ] certificates [and] [,] class [ ] certificates [and [specify other classes]], [all] of which [all but the class [ ] certificates] are being offered by this Prospectus Supplement.

The Certificate Principal Balance of a certificate outstanding at any time represents the maximum amount that the certificate holder is entitled to receive as distributions allocable to principal. The Certificate Principal Balance of a certificate will decline to the extent distributions allocable to principal are made to holders. [The Notional Amount of the class [ ] certificates as of any date of determination is equal to [specify]. “Notional Amount” means the stated amount on the face of the class [ ] certificates and is solely for convenience in determining the basis on which distributions on the class [ ] certificates are calculated [and determining the relative voting rights of certificateholders of class [ ] certificates for purposes of voting on a class-by-class basis or otherwise. The Notional Amount does not represent the right to receive any distributions allocable to principal.]

[The class [ ] certificates, which are not being offered by this Prospectus Supplement, have in the aggregate an initial Certificate Principal Balance of [$] (approximate) and a [Variable] Pass-Through Rate [of ___%]. The class [ ] certificates represent the right to receive distributions in respect of their Certificate Principal Balance and interest thereon at their applicable Pass-Through Rate.] Shortfalls in collections with respect to the Deposited Assets will be allocated solely to the class [ ] certificates to the extent provided in this Prospectus Supplement and, thereafter, will be allocated among the certificates and the class [ ] certificates, as provided in this Prospectus Supplement. [The class [ ] certificates will be transferred by the Depositor to an affiliate on or about [________, 2001] (the “Closing Date”), and may be sold at any time in accordance with any restrictions in the Trust agreement.]]

Retained Interest...................................	[None.]

The Underlying Securities....................

[[Interest] [Dividends] on the Underlying Securities accrue[s] at the Underlying Securities Rate for each Underlying Securities Accrual Period and is payable on each Underlying Securities Payment Date. The entire principal amount of the Underlying Securities will be payable on the Underlying Securities Final Payment Date.] [The Underlying Securities have a remaining term to maturity of approximately ___ years.] [As of the Cut-off Date, the pool of Underlying Securities have a weighted average [interest][dividend] rate of ___% and a weighted average remaining term to maturity of approximately ___ years. [Approximately ___% [specify if greater than 10%] of such Underlying Securities consist of debt securities of [name issuer].]

[United States treasury securities]

[[Name such obligor] is a [U.S. government-sponsored entity] [specify other] whose principal executive offices are located at [specify address]. The obligor [makes available to the public upon request certain annual financial and other information].]

[[Name such obligor] is a U.S corporation whose principal executive offices are located at [specify address].]

[The obligor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC]. [The obligor makes available to the public upon request certain annual financial and other information.] See “Description of the Deposited Assets.”

[Publicly issued debt securities or asset backed securities]

[[Name such obligor] is a [specify type of entity and jurisdiction of formation] whose principal executive offices are located at [specify address].] The obligor [makes available to the public upon request certain annual financial and other information].]

[The obligor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC]. [The obligor makes available to the public upon request certain annual financial and other information.] See “Description of the Deposited Assets”.

Other Deposited Assets and Credit Support............................................

The Deposited Assets will also include [direct obligations of the United States] [describe any assets that are incidental or relate to the Underlying Securities, including hedging contracts such as puts, calls, interest rate and other basis swaps, currency swaps, floors, caps and collars] [describe any credit derivatives] (such assets, together with the Underlying Securities, the "Deposited Assets"). See "Description of the [Deposited Assets] [Underlying Securities]."

[The certificateholders of the [specify particular classes] certificates will have the benefit of [describe credit support] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, including providing certain coverage with respect to losses.]

Distributions...............................

Holders of the certificates will be entitled to receive on each Distribution Date, to the extent of available funds, after payment of the expenses of the Trustee and its respective agents up to the Allowable Expense Amount,

o

[in the case of each class of certificates other than the class [   ] certificates,] distributions allocable to interest at the applicable Pass-Through Rate on the applicable Certificate Principal Balance,

o	[in the case of each class of certificates other than the class [ ] certificates,] distributions allocable to principal, and

o

[in the case of each class of certificates other than the class [   ] certificates,] distributions allocable to premium (if any) in an amount equal to all payments of premium (if any) received on the Underlying Securities for the applicable Collection Period.

Distributions will be made to certificateholders only if, and to the extent that, payments are made with respect to the Deposited Assets or are otherwise covered by any credit support. [The holders of the class [ ] certificates will be entitled to receive on each Distribution Date distributions allocable to interest in an amount equal to [describe].] [The holders of the class [ ] certificates will not be entitled to receive any distributions allocable to principal or premium (if any).] See “Description of the Certificates--Distributions.”

Special Distribution Dates.......

If a payment with respect to the Underlying Securities is made to the Trustee after the Underlying Securities Payment Date on which payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a “Special Distribution Date”) as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be [five Business Days (as such term is defined in the Prospectus, “Business Day”) prior to the day on] which the related payment was received from the Underlying Securities Trustee.

Subordination........................	[The rights of the holders of the class [ ] certificates [and specify other classes] to receive distributions of principal, premium (if any), and interest with respect to the Deposited Assets will be subordinated to the rights of the holders of the other classes of certificates with respect to losses attributable to principal, premium (if any) and interest realized on a Deposited Asset (such losses, "Realized Losses"). See "Description of the Certificate--Allocation of Losses; Subordination."]

Optional Termination.............

The Depositor may purchase at a price equal to the [principal amount] [liquidation preference amount] of the Underlying Securities all the Deposited Assets in the Trust on any Distribution Date on which the aggregate [principal amount] [liquidation preference amount] of the Underlying Securities remaining in the Trust is less than [10%] of the aggregate [principal amount] [liquidation preference amount] of the Deposited Assets as of the Cut-off Date. This would cause the termination of the Trust and early retirement of the certificates. [Specify any other purchase or repurchase option of the Depositor.] See "Description of the Trust Agreement-Termination" in this Prospectus Supplement and "Description of Trust Agreement-Termination" in the Prospectus.

Certain Federal Income Tax Consequences........................

Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel, has delivered an opinion that the Trust will be a grantor trust or a partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation). Although such treatment is not certain, the Trustee intends for tax reporting purposes to treat the Trust as a grantor trust and the balance of this discussion assumes that the Trust will be so classified. For a discussion of the consequences of recharacterization of the Trust as a partnership for federal income tax purposes, see "-Possible recharacterization of the Trust as a Partnership" in "Federal Income Tax Consequences" in the Prospectus. In general, each Certificate will be treated as a synthetic debt instrument issued on the date it is acquired by the holder of such Certificate. Each certificateholder will be subject to the original issue discount ("OID") rules of the Code and Treasury Regulations with respect to such Certificates. See "Federal

Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.

ERISA Considerations.............

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), including an individual retirement account (an "IRA") or Keogh plan (a "Keogh") (each, a "Plan") should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code. See "ERISA Considerations."

Ratings.................................

It is a condition to the issuance of the certificates that the certificates have the ratings specified above under "Summary of Principal Economic Terms--The Certificates-Ratings." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors [or whether investors in the class [ ] certificates may fail to recover fully their initial investment]. See "Ratings."

FORMATION OF THE TRUST

        The Trust will be formed through the Trust agreement (including the series supplement executed and delivered in connection with the issuance of the certificates) between the Depositor and the Trustee. At the time of the execution and delivery of the series supplement, the Depositor will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the certificates in accordance with the instructions of the Depositor.

        The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor). The Underlying Securities (other than Underlying Securities which are issued by the United States of America) will not be acquired from [name of the issuer] as part of any distribution by or in accordance with any agreement with such issuer. [name of issuer] is [not] participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the certificates. [Neither the Depositor nor any of its affiliates participated in the initial public offering of the Underlying Securities] [First Union Securities, Inc., an affiliate of the Depositor, participated in the initial public offering of the Underlying Securities as a [co-underwriter] [underwriter]].

RISK FACTORS

        [Describe risk factors applicable to the specific Underlying Securities, other Deposited Assets and any credit derivative arrangements and the particular structure of the certificates being offered, including factors relating to the yield on the certificates and risks associated with the Deposited Assets (including any material risks as a result of any repurchase option or put and the inclusion in the Deposited Assets of GTCs) and the terms of the Deposited Assets, as described in "Summary of Principal Economic Terms--Underlying Securities".] See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

        [The Underlying Securities are not guaranteed by the federal government or any agency or instrumentally of the federal government, other than the issuer of the Underlying Securities.]

DESCRIPTION OF THE DEPOSITED ASSETS

General

        This Prospectus Supplement sets forth the relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities. This Prospectus Supplement relates only to the Certificates and does not relate to the Deposited Assets. All disclosure contained in this Prospectus Supplement with respect to the Underlying Securities is derived from publicly available documents. [Describe publicly available documents.] [The] [Each] issuer of the Underlying Securities is [not] subject to the information reporting requirements of the Exchange Act. Although the Depositor has no reason to believe the information concerning the Underlying Securities, [name of issuer] [or each Underlying Securities prospectus related to the Underlying Securities] and other publicly available information is not reliable, neither the Depositor nor any of the underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided in such documents. Events affecting the Underlying Securities or [or name of issuer] may have occurred and may have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

        The Underlying Securities (i) either will have been (a) previously registered under the Securities Act or (b) are eligible for sale under Rule 144(k) of the Securities Act; and (ii) will be acquired in bona fide secondary market transactions, not from the issuer or an affiliate of the issuer of such Underlying Securities.

[Use the following where the Underlying Securities consist of a pool of obligations of multiple obligors.]

        [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of [treasury securities] [and] [publicly traded debt or asset-backed securities of [domestic corporations][,][limited liability companies][,] [banking organizations] [and] [insurance companies] [U.S. government-sponsored entities ("GSEs")] [Government Trust

Certificates ("GTCs")].] [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of publicly issued [debt][asset-backed] securities. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Underlying Securities will not be acquired either from the respective obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors.

        The composition of the Underlying Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Underlying Securities as of the Cut-off Date are as set forth below:

Composition of the Underlying Securities Pool

as of the Cut-off Date

Number of Underlying Securities:
Aggregate Principal Balance:                         [$]
Average Principal Balance:                           [$]
Largest Balance:                                     [$]
Weighted Average Interest Rate:                                   %
Weighted Average Original Term to Maturity:                     years
Weighted Average Remaining Term to Maturity:                    years
Longest Remaining Term to Maturity:                             years

                          Distribution by Industry Classification
                  of the Underlying Securities Pool as of the Cut-off Date

                                                                 Percent of
                                                      Aggregate   Aggregate
Industry                                              Principal   Principal
Classification                             Number      Balance     Balance

Total

--------------------------------------------------------------------------------------------

                               Distribution by Ratings of the
                 Underlying Securities Business Tool as of the Cut-Off Date

                                                                 Percent of
                                                      Aggregate   Aggregate
                                                      Principal   Principal
Rating                                     Number      Balance     Balance

Total

--------------------------------------------------------------------------------------------

                         Distribution by Remaining Term to Maturity
                  of the Underlying Securities Pool as of the Cut-off Date

                                                                 Percent of
                                                      Aggregate   Aggregate
Remaining Term                                        Principal   Principal
to Maturity                                Number      Balance     Balance

Total

--------------------------------------------------------------------------------------------

                            Distribution by Interest Rate of the
                     Underlying Securities Pool as of the Cut-off Date

                                                                 Percent of
                                                      Aggregate   Aggregate
                                                      Principal   Principal
Interest Rate Range                        Number      Balance     Balance
__%  to __%                                          [$]                %
Greater than __%                                     [$]             100%
Total

--------------------------------------------------------------------------------------------

        [As of the Cut-off Date, [all of] [approximately ___% of] the Underlying Securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and, based on publicly available information, no obligor of any Underlying Security was in default in the payment of any installments of principal, interest or premium (if any) with respect to such Underlying Security. Any rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future. See "Ratings" in this Prospectus Supplement and "Risk Factors--Ratings of the Certificates" in the accompanying Prospectus regarding considerations applicable to the ratings of the certificates.]

Underlying Securities

        The Underlying Securities have been issued by [an] agreement[s] (specify other)) between the [various] [issuer[s] of the Underlying Securities and Underlying Securities [trustee[s]] [fiscal agent[s]] [a certificate of designation].

        The [pool of] Underlying Securities, together with any other assets described below and any credit support described under "Description of Credit Support," represent the sole assets of the Trust that are available to make distributions in respect of the certificates.]

        [Use the following with respect to each obligor the Underlying Securities of which represent more than 10% of the total Underlying Securities available to make distributions in respect of the certificates-only a single obligor is referred to for purposes of this section of the form of Prospectus Supplement.]

        [A significant portion of] [Virtually all of] [All of] the Deposited Assets of the Trust will consist of the [___%] [floating rate] [specify publicly issued security] due _____________ of [specify issuer][, exclusive of the interest in such Deposited Assets retained by [the Depositor] as described below (the "Retained Interest")], having an [aggregate principal amount] [aggregate liquidation preference amount] outstanding as of the Cut-off Date of approximately [$][specify currency] (the "Underlying Securities"). The Underlying Securities [(other than Underlying Securities which are issued by the United States of America)] will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Underlying Securities will not be acquired either from [name such obligor] or by any distribution by or agreement with [name such obligor]. [Describe any put, call or other conversion or redemption options applicable to the Underlying Securities, as well as the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured)]. As of the Cut-off Date, the foregoing security comprising [___%] of the Underlying Securities was rated [specify investment grade rating] [investment grade] by [specify nationally recognized rating agency or agencies], and, based on publicly available information, the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect to such Underlying Security. Any such rating of such Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future. See "Ratings" in this Prospectus Supplement and "Risk Factors-Ratings of the Certificates" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the certificates.

        [According to [name such issuer]'s publicly available documents, [name such issuer] is a [identify form of domestic corporation trust banking organization or insurance company] whose principal executive offices are located at [specify address]. The Depositor is not an affiliate of [name such issuer]. [Name such obligor] is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC [and makes available to the public upon request certain annual reports containing financial and other information]. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC's public reference rooms. In addition, such reports and other information [can be inspected at the offices of the [New York Stock Exchange at 20 Broad Street, New York, New York 10005] [American Stock Exchange, 86 Trinity Place, New York, New York 10013]] [may be obtained from [name such obligor], according to its most recent annual report, upon written or oral request to [name such obligor]].]

[The Federal National Mortgage Association

        The Federal National Mortgage Association ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. ss. 1716 et seq. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938, as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, which replenishes their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgaged-backed securities. Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on mortgaged-backed securities. Fannie Mae issues mortgaged-backed securities primarily in exchange for pools of mortgage loans from lenders. The issuance of mortgaged-backed securities enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

        Fannie Mae prepares an information statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. These documents can be obtained without charge from Paul Paquin, Senior Vice President - Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.]

[The Federal Home Loan Mortgage Corporation

        The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a publicly held government-sponsored enterprise created on July 24, 1970 by the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970. Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low-and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgages and participation interests in such mortgages from mortgage lending institutions and the resale of the mortgages so purchased in the form of guaranteed mortgage securities. Freddie Mac generally matches and finances its purchases or mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short-and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

        Freddie Mac prepares an information statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. These documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.]

[The Student Loan Marketing Association

        The Student Loan Marketing Association ("Sallie Mae") is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965 to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in the Federal Family Education Loan program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FEEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lender for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act of other federal enactments.

        Sallie Mae prepares an information statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. These documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.]

[The Resolution Funding Corporation

        The Resolution Funding Corporation is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (the "FIRRE Act"). The sole purpose of the Resolution Funding Corporation is to provide financing for the Resolution Trust Corporation. The Resolution Funding Corporation is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by lt. The Resolution Funding Corporation is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Federal Reserve Board of Governors, the Secretary of Housing and Urban Development and two independent members from different political parties to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of the Resolution Funding Corporation are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the Federal Home Loan Banks and two members selected by the Oversight Board from among the presidents of twelve Federal Home Loan Banks.

        [The Resolution Trust Corporation was established by the FIRRE Act to manage and resolve cases involving failed savings and loan institutions in accordance with policies established by the Oversight Board. The Resolution Trust Corporation manages and resolves cases for which a receiver or conservator was appointed between January 1, 1989 through August 9, 1992. The Resolution Trust Corporation is authorized to issue nonvoting capital certificates to Resolution Funding Corporation in exchange for the funds transferred from the Resolution Funding Corporation to the Resolution Trust Corporation. The Resolution Trust Corporation will terminate on or before December 31, 1996.] The FIRRE Act limits the aggregate principal amount of interest bearing obligations which may be issued by the Resolution Funding Corporation to $30 billion, which amount of obligations was issued in 1989. The FIRRE Act requires that the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the Resolution Trust Corporation or to retire previously issued Resolution Funding Corporation obligations.

        Information concerning Resolution Funding Corporation may be obtained from the Resolution Funding Corporation, Suite 850, 655 Fifteenth Street, N.W., Washington, D.C. 20005. Resolution Funding Corporation is not subject to the periodic reporting requirements of the Exchange Act.]

[The Federal Home Loan Banks

        The Federal Home Loan Banks constitute a system of twelve federally chartered corporations. The mission of each Federal Home Loan Bank is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to its member institutions. A primary source of funds for the Federal Home Loan Banks is the proceeds from the sale to the public of debt instruments issued by the Federal Housing Finance Board, which are the joint and several obligations of all of the Federal Home Loan Banks. The Federal Home Loan Banks are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the Federal Home Loan Banks are not obligations of the United States government.

        The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the Federal Home Loan Banks. Questions regarding the Federal Home Loan Banks Combined Financial Statement should be directed to the Deputy Director, Financial Reporting and Operations Divisions, Federal Housing Finance Board, 1.777 F Street, N.W., Washington, D.C. 20006. Copies of the Financial Reports will be furnished upon request to the Capital Markets Divisions, Office of Finance.]

[Tennessee Valley Authority

        TVA is a wholly owned corporate agency and instrumentality of the United States of America established by the Tennessee Valley Authority Act of 1933. TVA's objective is to develop the resources of the Tennessee valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. [For the fiscal year ending September 30, 1994, TVA received $140 million in congressional appropriations from the federal government for the nonpower programs.] The power program is required to be self-supporting from revenues it. produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may only be used to finance its power program.

        TVA prepares an information statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of TVA. These documents can be obtained upon written request directed to Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902, Attention: Vice President and Treasurer.]

[Federal Farm Credit Banks

        The Farm Credit system is a nationwide system of lending institutions and affiliated service and other entities. Through its banks and related associations, the farm Credit System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971 and are subject to regulation by a Federal agency, the Farm Credit Administration. The Farm Credit Banks and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lead to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the Farm Credit System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector and to certain related businesses. Moreover, the Farm Credit System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the Farm Credit System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

        The Farm Credit System obtains funds for its lending operations primarily from the sale of debt securities issued under the Farm Credit Act ("Systemwide Debt Securities"). The Farm Credit Banks are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the Farm Credit Banks through the Federal Farm Credit Banks Funding Corporation, as agent for the Farm Credit Banks. Each Farm Credit Bank determines its participation in each issue of Systemwide Debt Securities based on its funding and operating requirements, subject to the availability of eligible collateral, to determinations by the Funding Corporation as to conditions of participation and terms of each issuance, and to Farm Credit Administration approval.

        Important information regarding the Farm Credit Banks and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Farm Credit Banks Funding Corporation. This information consists of the most recent Farm Credit System annual information statement and any quarterly information statements issued subsequent to such annual information statement and certain press releases issued from time to time by the Funding Corporation. Such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302. Upon request, the Farm Credit Banks Funding Corporation will furnish, without charge, copies of the above information.]

[Government Trust Certificates

        Government Trust Certificates ("GTCs") consist of certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "Notes"), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government or agencies of the United States government, sufficient to pay the remaining 10% of all payments of principal and interest due on the Notes.

        Many GTCs have been issued through Title III of the Foreign Operations, Export Financing and Related Programs Appropriations Acts (the "Appropriations Acts"), which permit borrowers to prepay certain eligible high-interest loans made by the Federal Financing Bank under the Foreign Military Sales Credit Program. The Appropriations Acts permit prepayment of the Foreign Military Sales loans with the proceeds of new loans and authorize the issuance of a United States government guaranty covering no more and no less than ninety percent (90%) of the payments due on each such new loan, in accordance with the requirements of the Arms Export Control Act. It is a condition to the issuance of certificates under such program that the Defense Security Assistance Agency approve the refinancing of any such Foreign Military Sales loan.

         Although 90% of all payments of principal and interest on the Notes are guaranteed by the United States government or agencies of the United States government, and 10% of such payments are secured by securities of the United States government or agencies of the United States government, the GTCs themselves are not so guaranteed. In the event of a default on the Notes, the Trustee of the Trust would be required by the operative documents to make a claim against the United States government or an agency of the United States government or would be required to liquidate the collateral securing the Notes.

        Payments Under the Guaranty. If the borrower under the Notes (the "Borrower") fails to deposit with the related trustee all amounts due on the Notes on any Note payment date (each, a "Note Payment Date"), the Trustee will first notify the Borrower and, one business day thereafter, will send a notice to the Director of the Defense Security Assistance Agency and to the related depositary (the "Depositary") setting forth the amounts due on the Notes on such Note Payment Date and the amounts, if any, received from the Borrower. On the [11th calendar day; following the Note Payment Date, if any amounts due on a Note remain unpaid, the Trustee will demand payment from the Defense Security Assistance Agency on the applicable Guaranty in accordance with its terms. On the day the Trustee receives such payment, it will instruct the Depositary immediately to deliver sufficient funds to pay the amounts remaining unpaid on the Note.

        On the occurrence of an event of default (as defined in the related loan agreement), the Trustee in its discretion may proceed to protect and enforce the rights of the GTC holders under the Declaration of Trust by a suit, action or other proceeding. As provided in the loan agreement, the Guaranty and the Depositary Agreement, the Trustee has the legal power to exercise all the rights, powers and privileges of a holder of the Note.

        The Trustee is required to take all necessary action, as permitted by the Declaration of Trust and applicable law (i) to enforce payments due from the Defense Security Assistance Agency under the Guaranty and (ii) to take possession of collateral maturing or paying interest on or prior to the Note payment date on which default occurred, and to apply such funds in accordance with the Declaration of Trust for the benefit of holders of GTCs. The Trustee is required to notify the Borrower upon taking the foregoing actions. Neither the Trust: holding a Note nor the Defense Security Assistance Agency has the right to accelerate payment of the Note, notwithstanding any failure of the Borrower to make payment on the Note or other event of default with respect to the Note.

        [The applicable prospectus supplement will specify, to the extent GTCs are included as Underlying Securities, the waiting period that must elapse before reimbursement for a default on the Notes, and the delay between payment on the Notes and payment on the GTCs that is built into the GTCs to protect against a delay in reimbursement.

        In addition, the related prospectus supplement will specify, to the extent applicable:

•	the aggregate principal amount of such GTCs;

•	the coupon, if any, borne by such GTCs;

•	the stated maturity of each GTC;

•	the stated maturity of each GTC;the identity of each underlying obligor; and

•	the conditions under which, and the terms on which, any underlying obligation may be prepaid or redeemed prior to the stated maturity of the obligation.]

        The Trust will have no other significant assets [other than any credit support or those assets referred to below] from which to make distributions of amounts due in respect of the certificates. Consequently, the ability of certificateholders to receive distributions in respect of the certificates will depend [almost] entirely on the Trust's receipt of payments on the foregoing Underlying Securities from [name such obligor]. Prospective purchasers of the certificates should consider carefully [name such obligor]'s financial condition and its ability to make payments in respect of such Underlying Securities. This Prospectus Supplement relates only to the certificates being offered by this Prospectus Supplement and does not relate to the Underlying Securities of [name such obligor]. All information contained in this Prospectus Supplement regarding [name such obligor] is derived from the publicly available documents described in the preceding paragraph. Neither the Depositor nor [any of] the underwriter[s] has participated in the preparation of such documents, or takes any responsibility for the accuracy or completeness of the information provided in such documents.

        [The Deposited Assets will also include [direct obligations of the United States of America][describe any assets which are ancillary or incidental to the Underlying Securities, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, and any cash or other security pledged to support the Underlying Securities] (such assets, together with the Underlying Securities, the "Deposited Assets").]

[DESCRIPTION OF CREDIT SUPPORT]

        For the benefit [solely] of the [Offered] [class [ ] certificates [and the class [ ] certificates]], credit support will be obtained [and will constitute part of the Trust to the extent provided below] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, in the form and amount described below.

[The Letter of Credit

        Simultaneously with the issuance of the certificates, the Depositor will obtain the letter of credit from [ ] in favor of the Trustee on behalf of the certificateholders. The letter of credit will be irrevocable and will [support the [timely][ultimate] remittance of amounts due with respect to the Deposited Assets]. [The maximum amount that the Trustee may draw under the letter of credit will initially be equal to [$]. The initial amount of the letter of credit will be [$] . Thereafter, the amount of the letter of credit with respect to any Distribution Date will equal [the lesser of (i) ___% of the aggregate certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than [$] , and (ii)] the amount of the letter of credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the letter of credit and (b) recoveries on defaulted Deposited Assets] [describe other methods]. The letter of credit expires on _____________, 20__. The Trustee will be obligated, in the event of a drawing on the letter of credit, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the letter of credit bank to the extent of any amounts owing, in the manner and priority specified in "Description of the Certificates--Distributions" in this Prospectus Supplement.]

        [Add language regarding the letter of credit bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the letter of credit bank. In addition, to the extent that the letter of credit will cover payment of 20% or more of the aggregate principal amount of the certificates covered by such letter of credit, provide information of financial and other matters with respect to the letter of credit bank, if necessary.]]

[The Surety Bond

        Simultaneously with [First Union Entity's] assignment of the Deposited Assets to the Trust, the Depositor will obtain the surety bond from [ ] in favor of the Trustee on behalf of the certificateholders. The surety bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the [Offered][class[ ]] certificates. The surety bond expires on ___________, 20__. The Trustee will be obligated, in the event of a drawing on the surety bond, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the surety to the extent of any amounts owing, in the manner and priority specified in "Description of the Certificates--Distributions" in this Prospectus Supplement.

        [Add language regarding the issuer of the surety bond with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the surety. In addition, to the extent that the surety bond will cover payment of 20% or more of the aggregate principal amount of the certificates covered by such letter of credit, provide information of financial and other matters with respect to the issuer of the surety bond, if necessary.]]

[Reserve Account

        he Depositor will deposit with trustee on the Closing Date cash, letters of credit and short-term investments acceptable to the Rating Agency initially rating the certificates in the amount of [$] . [Collections with respect to the Deposited Assets not distributed with respect to the certificates shall be deposited in the Reserve Account.] Amounts deposited in the Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the certificates to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to the Depositor].]

YIELD ON THE CERTIFICATES

        [Describe factors relating to the Deposited Assets, the terms of the Deposited Assets and the manner and priority in which collections thereon are allocated to the certificateholders of each class of the certificates, as described under "Summary of Principal Economic Terms--Distributions" in this Prospectus Supplement.] See "Maturity and Yield Considerations" in the Prospectus.

DESCRIPTION OF THE CERTIFICATES

General.

        The certificates will consist of [ ] classes of certificates, designated as class [ ] [, ] [and] class [ ] [and class [] certificates. The certificates will be denominated and distributions with respect to the certificates will be payable in the Specified Currency. The certificates represent in the aggregate the entire beneficial ownership interest in the related trust. The class [ ] certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] ________________ (approximate) and a [___%] [Variable] Pass-Through Rate. The class [ ] certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] ______________ (approximate) and a [____%] [Variable] Pass-Through Rate. [The class [ ] certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] ______________ (approximate) and a [___%] [Variable] Pass-Through Rate.] [The class [ ] certificates, which are not being offered by this Prospectus Supplement, will be transferred by the Depositor to an affiliate on the Closing Date.]

        The certificates [(other than the class [ ] certificates [and specify others] (the "Definitive Classes"))] will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of [$ ] and [multiples of [$ ] in excess of [$ ]]. [The class [ ] certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial Notional Amounts or Certificate Principal Balances, as applicable, of [$ ] and integral multiples thereof, except that one certificate of each such class may be issued with an initial Notional Amount or Certificate Principal Balance, as applicable, equal to an integral multiple of [$________] plus the excess of the initial aggregate Notional Amount or Certificate Principal Balance, as applicable, of such class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Notional Amount or Certificate Principal Balance, as applicable.]

        The certificates [(other than the definitive classes of certificates)] will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "-Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described below, all references to actions by certificateholders with respect to any such certificates shall refer to actions taken by DTC upon instructions from its Participants. See "-Definitive Certificates" below and "Description of Certificates-Global Securities" in the Prospectus.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the Trust agreement only at the direction of one or more Participants to whose DTC account such certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

        Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of certificates [(other than the definitive classes)] and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

        Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the certificates [(other than the definitive classes of certificates)] and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the certificates. Thereafter the Trustee will recognize the holders of the definitive certificates as certificateholders under the Trust agreement.

Distributions

        Collections on the Deposited Assets that are received by the Trustee for a given Collection Period and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

o	to the Trustee, all unpaid fees and expenses of the Trustee and its respective agents, up to the Allowable Expense Amount (as defined below) for the related Collection Period;

o	to the [providers of credit support (“Credit Support Providers”)] [swap or derivative counterparty], any amounts required to be paid or reimbursed to, or deposited with, any such person;]

o	to the certificateholders of each class of such series, first, to the payment of Required Interest [and on a pro rata basis to the Credit Support Providers for the payment of any Credit Support Payments], second, to the payment of Required Principal and third, to the payment of Required Premium, in each case applicable to such class, commencing with the most highly ranked class and, to the extent Available Funds remain available, to each other class in accordance with the ranking specified under “-Allocation of Losses; Subordination”;

o	[to the Credit Support Providers, any credit support payments;]

o	to the Trustee, all its remaining unpaid fees and expenses and those of its respective agents not otherwise paid by clause (i) above;

o	[all remaining amounts, if any, to the Depositor].

        Collections received from the Deposited Assets and any applicable credit support relating to the certificates over a specified period may not be sufficient, after payment of all Allowable Expense Amounts [and payment of all amounts required to be paid to the Credit Support Providers] for such period, to make all required distributions to the certificateholders of the certificates. To the extent Available Funds are insufficient to make any such distributions due to any such series or class, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay the shortfall.

        For purposes of this Prospectus Supplement, the following terms have the following meanings:

[“Allowable Expense Amount” means, for any given Collection Period, the sum of (x) [$] __________ and (y) amounts in respect of the Allowable Expense Amount from the preceding Collection Period that have not been applied on the Distribution Date for such preceding Collection Period.]

        “Available Funds” for any Distribution Date means the sum of (a) all amounts received on or with respect to the Deposited Assets (including investment income on Eligible Investments) received during the preceding Collection Period[,] [and] (b) amounts available as of such Distribution Date through the credit support described under “Description of Credit Support” in this Prospectus Supplement [and (c) any additional amount that the Depositor may remit to the Trustee from time to time according to the terms of the Trust agreement for application as Available Funds].

        “Call Premium Percentage” for any given Distribution Date means [a fixed percentage] [a percentage that varies depending on [describe basis for variable formula, such as the applicable date or other factors or indices]].

        “Eligible Investments” means, with respect to the certificates, those investments acceptable to the Rating Agency as being consistent with the rating of such certificates, as specified in the Trust agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

        “Required Interest” for the certificates or any class of the certificates on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance [or Notional Amount] of such certificates, computed at the applicable Pass-Through Rate.

        “Required Premium” for the certificates or any class of the certificates for any Distribution Date means an amount equal to the product of (a) the Required Principal for such certificates on such Distribution Date and (b) the Call Premium Percentage for such Distribution Date.

        “Required Principal” for the certificates or any class of the certificates for any Distribution Date means the amount received on the Deposited Assets attributable to principal payments thereon during the related Collection Period, to the extent allocable to such certificates. The Certificate Principal Balance of a certificate outstanding at any time represents the maximum amount that the holder of the certificates is entitled to receive as distributions allocable to principal from the cash flow on the Underlying Securities, the other assets in the Trust and any credit support obtained for the benefit of such holder. The Certificate Principal Balance of any class of certificates [(other than the class [ ] certificates)] as of any date of determination is equal to the initial Certificate Principal Balance of the certificates, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such certificate and (b) any reductions in the Certificate Principal Balance deemed to have occurred in connection with allocations of (i) Realized Losses allocable to principal on the Deposited Assets and (ii) Extraordinary Trust Expenses, as described under “—Allocation of Losses; Subordination” in this Prospectus Supplement. [The Notional Amount of the class [ ]

certificates as of any date of determination is equal to [specify amount].] [Holders of the class [ ] certificates are not entitled to receive any distributions allocable to principal.]

        [Notwithstanding the priorities described above, holders of the class [ ] certificates and the class [ ] certificates will be entitled to receive on any Distribution Date 100% of all principal collections received in the related Collection Period with respect to the Deposited Assets, to be distributed [on a pro rata basis] in reduction of the Certificate Principal Balance of the class [ ] certificates and the class [ ] certificates, if any of the following conditions shall be satisfied: [describe conditions, if any, by which a certain class is given 100% of the principal cash flow other than through subordination that is in effect from the Closing Date].]

[Advances

        Subject to the following limitations, the Trustee will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Funds for the Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest, net of that portion of the Available Funds attributable to fees and expenses of the Trustee, that were due during the related Collection Period and that were delinquent on the related Determination Date (any such advance, an "Advance").

        Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Trustee will not be required to make any Advances with respect to reductions in the amount of the payments on the Deposited Assets due to bankruptcy proceedings with respect to the Deposited Assets.

        All Advances will be reimbursable to the Trustee from late collections, insurance proceeds, if any, and any proceeds from the liquidation of the Deposited Asset ("Liquidation Proceeds") with respect to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Deposited Asset that are deemed by the Trustee to be nonrecoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee out of any funds in the Certificate Account allocable to any of the Deposited Assets prior to the distributions on the certificates.

Allocation of Losses; Subordination [specify if necessary]

        [The subordination described under "Summary of Principal Economic Terms--Subordination" in this Prospectus Supplement provided by the class [ ] certificates [and the class [ ] certificates] is designed to protect holders of the remaining classes of certificates from certain losses and other shortfalls with respect to the Deposited Assets. As a result, losses and other shortfalls with respect to the Deposited Assets will be borne by the remaining classes of certificates, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect of the Deposited Assets has been exhausted.]

        [Realized Losses and Extraordinary Trust Expenses will be allocated on any Distribution Date as follows: [describe allocation among the various classes].]

        [An "Extraordinary Trust Expense" is an expense of a given trust in excess of the Allowable Expense Amount, including certain reimbursements to the Depositor described in the Prospectus under "Description of Certificates--[Certain Matters Regarding the Administrative Agent and the Depositor"] and certain reimbursements to the Trustee described under "Description of the Trust Agreement--The Trustee" in this Prospectus Supplement.]

Restrictions on Transfer of the Class [ ] Certificates

        Because the class [ ] certificates are subordinate to the class [ ] certificates and the class [ ] certificates to the extent set forth herein, the class [ ] certificates may not be purchased by or transferred to a Plan except upon the delivery of an opinion of counsel as described herein. See "ERISA Considerations."]

DESCRIPTION OF THE TRUST AGREEMENT

General

        The certificates will be issued through the Trust agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Trust agreement as executed will be filed by the Depositor with the SEC following the issuance and sale of the certificates. The Trust created under the Trust agreement (including the Series 2001-[ ] supplement) will consist of:

o	the Deposited Assets (exclusive of any Retained Interest, which is not part of the Trust);

o	all payments on or collections in respect of the Deposited Assets due after the Cut-off Date, together with any proceeds of the Deposited Assets[,] [and];

o	[any credit support in respect of any class or classes of certificates.]

[In addition, the holders of the certificates may also have the benefit of certain credit support discussed above. See “Description of Credit Support.”] Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust agreement and the certificates. The following summaries of certain provisions of the Trust agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust agreement. Certificateholders should review the form of Trust Agreement for a full description of its provisions, including the definition of certain terms used in this Prospectus Supplement.

The Trustee

        U.S. Bank National Association, a national banking association, will act as trustee for the certificates and the Trust as required by the Trust agreement. The Trustee's offices are located at [ ] and its telephone number is [ ].

        The Trust agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust agreement or the certificates or the performance of the Trustee's duties under the Trust agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust agreement.

Events of Default

        [There are no events of default under the Trust Agreement]

        [An event of default (an "event of default") with respect to any class of certiticates under the Trust agreement, other than a class of certificates representing an interest in preferred stock will consist of:

o	a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period);

o	a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and

o	the occurrence and continuance of such other events specified in the applicable series supplement.]

        [Describe remedies available to certificateholders upon the occurrence and continuance of an event of default, including, as applicable, directing the Trustee to vote the Underlying Securities in favor of declaring the principal balance of and any accrued interest on the Outstanding Debt Securities to be immediately due and payable].

        The Trust agreement will provide that, within 30 days after the occurrence of an event of default in respect of the certificates of any class, the Trustee will give to the holders of such certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal of or premium, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the certificates of such class.

        No holder of any certificate will have the right to institute any proceeding with respect to the Trust agreement, unless:

•	the holder previously has given to the Trustee written notice of a continuing breach,

•	the holders of certificates of such series evidencing not less than the “Required Percentage--Remedies” specified in the applicable series supplement of the aggregate Voting Rights of such series have requested in writing that the Trustee institute such proceeding in its own name as trustee,

•	the holder or holders have offered the Trustee reasonable indemnity,

•	the Trustee has for 15 days failed to institute such proceeding and

•	no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of certificates of such series evidencing not less than the Required Percentage.

["Required Percentage-Remedies" shall mean [___%] of the Voting Rights.]

Voting Rights

         [At all times,] [Subject to the succeeding paragraph,] [ ]% of all Voting Rights will be allocated among all holders of the class [ ] certificates[,] [and] the class [ ] certificates [and specify other classes] in proportion to the then outstanding Certificate Principal Balances [or Notional Amounts] of their respective certificates and [ ]% of all Voting Rights will be allocated among all holders of the class [ ] certificates in proportion to the then outstanding [Certificate Principal Balances] [Notional Amounts] of their respective certificates. [Specify whether and under what circumstances voting will be class-by-class.]

         [Specify conditions, if any, under which allocation of Voting Rights might change from the foregoing percentages.] ["Required Percentage-Amendment" of Voting Rights necessary to consent to amendment or modification of the Trust shall be [___%].] ["Required Percentage-Waiver" shall mean [___%] [of the Voting Rights].]

Voting of Underlying Securities, [Modification of Indenture]

         The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by [DTC] [Federal Reserve Bank] and except as otherwise limited by the Trust agreement. In the event that the Trustee receives a request from [DTC] [Federal Reserve Bank] the [Underlying Securities trustee] [the fiscal agent] [or the issuer of the Underlying Securities] [or GSE issuer] for its consent to any amendment, modification or waiver of the Underlying Securities, [the indenture] or any other document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances and Notional Amounts of the certificates, as applicable) as the certificates of the Trust were actually voted or not voted by the certificateholders of the Trust as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities in accordance with a plan for the refunding or refinancing of such Underlying Securities, except with the consent of certificateholders representing 100% of the aggregate voting rights of each outstanding class of the certificates. The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

         In the event that an offer is made by the [issuer of the Underlying Securities] [or GSE issuer] to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the indenture [Underlying Securities] has occurred, the Trustee is directed by the affirmative vote of all of the certificateholders to accept such offer [and the Trustee has received the tax opinion described above]. Accordingly, a certificateholder generally would be required to effect a withdrawal of Requested Underlying Securities from the Trust in order to accept such offer. See "Description of Certificates--Optional Exchange" in the Prospectus.

         [If an event of default under the [indenture] [Underlying Securities] occurs and is continuing and if directed by all the holders of outstanding class [ ] certificates and[, unless the class [ ] certificates are no longer outstanding, by all the holders of outstanding class [ ] certificates,] the Trustee will vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests of each class may differ and the interests of either class may differ from holders of other outstanding debt securities of the Underlying Securities issuer[s].]

Termination

         The circumstances under which the obligations created by the Trust agreement will terminate in respect of the certificates are described in "Description of Certificates--Termination" in the Prospectus. [Describe additional termination provisions.] The Depositor will have the right to purchase all remaining Deposited Assets in the Trust and thus effect early retirement of the certificates on any Distribution Date, [(a)] once the aggregate principal amount of the Deposited Assets at the time of any such purchase is less than [10%] of the aggregate principal amount of the Deposited Assets as of the Cut-off Date [and (b) at the option of the Depositor at [specify when and on what terms any such option may be exercised]]; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with the continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. In the event the Depositor exercises any such option, the portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds, [100% of their then aggregate outstanding certificate Principal Balance or Notional Amount, as applicable, plus with respect to the certificates [one month's] [three month's] [specify other period] interest thereon at the Fixed Pass-Through Rate or the then applicable Variable Pass-Through Rate, as the case may be, plus, with respect to each class of certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocation method if different from above.] In no event will the Trust created by the Trust Agreement for the certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust agreement. See "Description of Trust Agreement--Termination" in the Prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel, has delivered an opinion that the Trust will be a grantor trust or a partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation). Although such treatment is not certain, the Trustee intends for tax reporting purposes to treat the Trust as a grantor trust and the balance of this discussion assumes that the Trust will be so classified. For a discussion of the consequences of recharacterization of the Trust as a partnership for federal income tax purposes, see "--Possible Recharacterization of the Trust as a Partnership" in "Federal Income Tax Consequences" in the Prospectus.

         [INSERT DISCUSSION OF TAX CHARACTERIZATION OF UNDERLYING SECURITIES AS APPROPRIATE]

         In general, each certificate will be treated as a synthetic debt instrument issued on the date it is acquired by the holder of such certificate. Each certificateholder will be subject to the original issue discount ("OID") rules of the Code and Treasury Regulations with respect to such certificates. Under those rules, the certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on its certificate as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received. The amount of OID on the certificates generally will be equal to the excess of all amounts payable on the certificate over the amount paid to acquire the certificate and the constant yield used in accruing OID generally will be the yield to maturity of the certificate as determined by such holder based on that holder's purchase price for the certificate. The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

         Payments made on a certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its Certificate generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to certain other specified persons and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

         See "Federal Income Tax Consequences" in the Prospectus.

CERTAIN ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974 ("ERISA"), and Section 4975 of the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

         ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code (collectively, "Parties in Interest"). Thus, a Plan fiduciary considering an investment in certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The issuer of the Underlying Securities, the Underwriters, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and/or Section 4975 of the Code for such persons.

         If an investment in certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the issuer of the Underlying Securities and the holder of a certificate (as a result of the Underlying Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the "DOL"). In addition, if the assets of the Trust were deemed to be "plan assets" of any Plan investors, Certificates sold to a Party in Interest with respect to such Plan could constitute or result in a prohibited extension of credit transaction, possibly subjecting the Certificateholder to excise taxes under Section 4975 of the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the DOL regulation (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquires a certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applies under the Regulation.

         The Underwriters expect that the certificates will satisfy the criteria for treatment as publicly-offered securities under the Regulation. A publicly-offered security is a security that is:

•	freely transferable,

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and

•	either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the exchange Act, or (B) sold to the Plan as part of an offering of securities to the public through an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         The Underwriters will verify that there will be at least 100 separate purchasers (whom the Underwriters have no reason to believe are not independent of the Company or of one another) at the conclusion of the initial offering. There is no assurance that the 100 independent investor requirement of the "public-offered security" exception will, in fact, be satisfied.

         Nothing herein shall be construed as a representation that an investment in the certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Any Plan or any other entity the assets of which are deemed to be "plan assets," such as an insurance company investing assets of its general account, proposing to acquire certificates should consult with its counsel.

METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated as of [ ], ___________, the Depositor has agreed to sell and [First Union Securities, Inc. (an affiliate of the Depositor)] [each of the underwriters named below, including First Union Securities, Inc. (an affiliate of the Depositor)] [,] has [severally] agreed to purchase, the [certificates] [the principal amount of each class of certificates set forth below opposite its name].

First Union Securities, Inc.………………………… Total……………………………………………… …	Class [ ] $ $	Class [ ] $ $	Class [ ] $ $

[First Union Securities, Inc. has] [The several underwriters have] agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all certificates offered by this Prospectus Supplement if any of such certificates are purchased. [In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated.]

         The Depositor has been advised by the underwriter[s] that [it][they] propose[s] to offer the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter[s] may effect such transactions by selling certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter[s] and any purchasers of certificates for whom they may act as agents. The underwriter[s] and any dealers that participate with the underwriter[s] in the distribution of certificates may be deemed to be underwriters, and any profit on the resale of certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

         The underwriting agreement provides that the Depositor will indemnify the underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter[s] may be required to make in respect of such Civil liabilities.

         [This prospectus supplement and the accompanying prospectus may be used by First Union Securities, Inc., [one of the underwriters] [the underwriter] and an affiliate of the Depositor, or another affiliate of the Depositor in connection with offers and sales related to market-making transactions in the certificates. In these market-making transactions, First Union Securities, Inc. or another affiliate of the Depositor may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.]

RATINGS

         It is a condition to the issuance of the certificates that the certificates be rated not lower than [specify ratings applicable to each class] by [Standard & Poor's Corporation ("Standard & Poor's")][Moody's Investors Service, Inc. ("Moody's")][Fitch Investors Service, L.P. ("Fitch")] [and] [Duff & Phelps Credit Rating Company ("Duff & Phelps")](the "Rating[Agency][Agencies]"). The ratings address the likelihood of the receipt by the certificateholders of payments required under the Trust agreement, and are based primarily on the credit quality of the Deposited Assets and any providers of credit support, as well as on the relative priorities of the certificateholders of each class of the certificates with respect to collections and losses with respect to the Deposited Assets. The rating on the certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors, or whether investors in the class [ ] certificates [specify class with Notional Amount] may fail to recover fully their initial investment.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

         The Depositor has not requested a rating on the certificates by any rating agency other than the Rating [Agency] [Agencies]. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by the Rating [Agency] [Agencies].

LEGAL OPINIONS

         Certain legal matters relating to the certificates will be passed upon for the Depositor and the underwriter[s] by Orrick, Herrington & Sutcliffe LLP, New York, New York.

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

[LIST DEFINED TERMS AND PAGE NUMBER
WHERE DEFINED IN THE PROSPECTUS SUPPLEMENT]

"- Possible recharacterization of the Trust as a Partnership, ................................14
Advance, 31
Allowable Expense Amount,.................................................................... 29
Appropriations Acts, .........................................................................24
Available Funds, .............................................................................30
Borrower, ....................................................................................24
Business Day,................................................................................ 13
Call Premium Percentage, .....................................................................30
Clearing Agency, .............................................................................28
Closing Date, ................................................................................11
Credit Support Providers,.................................................................... 29
-Definitive Certificates, ....................................................................28
Definitive Classes, ..........................................................................28
Depositary, ..................................................................................24
Deposited Assets,........................................................................ 12, 26
Depositor, ...................................................................................10
Description of  the Deposited Assets, .........................................................6
Description of Certificates--[Certain Matters Regarding the Administrative Agent and the
  Depositor, .................................................................................32
Description of Certificates-Global Securities, ...............................................28
Description of Certificates--Optional Exchange, ..............................................35
Description of Certificates--Termination, ....................................................35
Description of Credit Support, ...........................................................18, 32
Description of the [Deposited Assets] [Underlying Securities],................................12
Description of the Certificates - Definitive Certificates,.....................................7
Description of the Certificates--Distributions.,..............................................13
Description of the Deposited Assets, .........................................................12
Description of the Trust Agreement-Termination, ..............................................14
Description of the Trust Agreement--The Trustee, .............................................32
Description of the Underlying Securities-Ratings of Underlying Securities, ....................9
Description of Trust Agreement-Termination, ..................................................14
Description of Trust Agreement--Termination, .................................................36
disqualified persons, ........................................................................37
DOL, .........................................................................................37
Duff & Phelps, ...........................................................................39
Eligible Investments, ........................................................................30
ERISA, ...................................................................................15, 36
ERISA Considerations, ....................................................................15, 32
event of default, ............................................................................33
Extraordinary Trust Expense, .................................................................32
Fannie Mae, ..................................................................................19
Federal Income Tax Consequences,......................................................14, 15, 36
FIRRE Act, ...................................................................................21
Fitch, .......................................................................................39
Freddie Mac, .................................................................................20
GSEs,........................................................................................ 16
GTCs, .................................................................................8, 17, 24
IRA, .....................................................................................15, 36
Keogh, .......................................................................................15
Liquidation Proceeds, ........................................................................31
Maturity and Yield Considerations, .......................................................16, 27
Method of Distribution, .......................................................................2
METHOD OF DISTRIBUTION, .......................................................................4
Moody's,..................................................................................... 39
Note Payment Date,........................................................................... 24
Notes, .......................................................................................24
OID, .....................................................................................14, 36

Plan, ....................................................................................15, 37
plan assets, .................................................................................37
--Possible Recharacterization of the Trust as a Partnership, .................................36
public-offered security, .....................................................................38
Rating[Agency][Agencies], ....................................................................39
Ratings,...........................................................................7, 15, 18, 19
Realized Losses,............................................................................. 14
Regulation, ..................................................................................37
Required Interest,........................................................................... 30
Required Percentage-Amendment, ...............................................................34
Required Percentage-Remedies, ................................................................34
Required Percentage--Remedies,............................................................... 33
Required Percentage-Waiver, ..................................................................34
Required Premium,.............................................................................30
Required Principal, ..........................................................................30
Retained Interest, ...........................................................................19
Risk Factors, ................................................................................16
RISK FACTORS, .................................................................................1
Risk Factors-Ratings of the Certificates,.................................................... 19
Risk Factors--Ratings of the Certificates, ...................................................18
Sallie Mae, ..................................................................................21
Special Distribution Date, ...................................................................13
Specified Currency, ...........................................................................7
Standard & Poor's, .......................................................................39
-Allocation of Losses, .......................................................................29
Description of the Certificate--Allocation of Losses, ........................................14
Summary of Principal Economic Terms--The Certificates-Ratings, ...............................15
Systemwide Debt Securities, ..................................................................23
Underlying Securities, .......................................................................19

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange is effective. This Prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated _______ __, 200__

Prospectus

Trust Certificates
(Issuable in series)

Synthetic Fixed-Income Securities, Inc.
Depositor

The Trust-

•	may periodically issue asset-backed certificates in one or more series with one or more classes; and
•	will own
•	a publicly issued, fixed income [debt] [asset-backed] security or a pool of such [debt] [asset-backed] securities issued by [describe possible issuer categories];
•	payments due on those securities; and/or;
•	other assets described in this Prospectus and in the accompanying prospectus supplement.

The Certificates-

•

will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign or composite currencies; and

•	will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

The Certificateholders-

•	will receive interest and principal payments from the assets deposited with the trust.

Consider carefully the risk factors beginning
on page __in this Prospectus.

Unless otherwise specified in the applicable prospectus supplement, the certificates are not insured or guaranteed by any government agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of the Depositor or of the administrative agent of the trust or any of their affiliates.

This Prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

_________________________

Neither the SEC nor any state securities commission has approved these certificates or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

First Union Securities, Inc.
_______________ ___, 2001

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

        We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

•	the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations,
•

information concerning the type, characteristics and specifications of the securities deposited with the trust (the "Underlying Securities") and any other assets deposited with the trust (together with the Underlying Securities, the "Deposited Assets") and any credit support for such series or class,

•

the relative rights and priorities of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets),

•	the name of the trustee and the administrative agent, if any, for the series,
•	the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation of the Pass-Through Rate,
•	the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any),
•	the date of issue,
•	the Final Scheduled Distribution Date (as defined below), if applicable,
•	the offering price,
•	any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

See "Description of Certificates-General" for a listing of other items that may be specified in the applicable prospectus supplement.

        If the terms of a particular series of certificates vary between this Prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

        You should rely only on the information provided in this Prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

        We include cross-references in this Prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                          TABLE OF CONTENTS
Prospectus Supplement........................................
Where You Can Find More Information..........................
Incorporation of Certain Documents By Reference..............
Reports to Certificateholders................................
Important Currency Information...............................
Risk Factors.................................................
The Depositor................................................
 Use of Proceeds.............................................
Formation of the Trust.......................................
Maturity and Yield Considerations............................
Description of the Certificates..............................
Description of Deposited Assets and Credit Support...........
Description of the Trust Agreement ..........................
Limitations on Issuance of Bearer Certificates...............
Currency Risks...............................................
Certain Federal Income Tax Consequences......................
Plan of Distribution.........................................
Legal Opinions...............................................

WHERE YOU CAN FIND MORE INFORMATION

        Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.). We do not intend to send any financial reports to certificateholders.

        We filed a registration statement relating to the certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference the Depositors Registration Statement No. 333-61000 filed on May 16, 2001 and declared effective on ______ __, 2001 and, all documents that we have filed with the SEC as required by the Exchange Act prior to the date of this Prospectus. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

        As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: [Title of officer] of the Depositor, [Address], [Phone number].

REPORTS TO CERTIFICATEHOLDERS

        Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates-Global Securities" and "Description of the Trust Agreement-Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the trust periodic reports as are required under the Exchange Act.

IMPORTANT CURRENCY INFORMATION

        References in this Prospectus to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

        Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. [However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, First Union Securities, Inc. will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate. Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by First Union Securities, Inc. Each exchange will be made by First Union Securities, Inc. on the terms and subject to the conditions, limitations and charges that First Union Securities, Inc may from time to time Establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

RISK FACTORS

        Risk of the Certificates having Limited Liquidity. Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

        Risk Asssociated with Certain Adverse Legal Considerations Applicable to the ownership of a Series or Class of Certificates or the Assets assigned to the Applicable Trust. A prospectus supplement may set forth adverse legal consequences that are applicable to a specific series (or class or classes within such series) of certificates being offered in connection with that prospectus supplement, or the assets deposited in or assigned to the related trust.

        Risk Associated with the Certificateholders having Limited Recourse against the Depositor or its Affiliates. The certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any person affiliated with the Depositor or the trust, or any other person. Any obligation of the Depositor with respect to the certificates of any series will only be through limited representations and warranties. the Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.

        Risk Associated with Certificateholders Reliance for Payment on the Limited Assets of the Trust and any Credit Support. The trust for any series (or class of such series) of certificates may include assets which are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets. However, the certificates do not represent obligations of the Depositor, any administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on the trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. See "Description of Deposited Assets and Credit Support."

        Risk of Extended Maturity or Early Redemption altering timing of Distributions to Certificateholders. The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

•	the performance of the related Deposited Assets,
•

the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities), and

•	the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series.

        These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

        Risk of the Certificates having Adverse Tax Consequences to Certificateholders. The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related prospectus supplement. If the Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of the Underlying Securities by the relevant issuing government.

        Risk of Ratings of the Certificates being Downgraded or Withdrawn. At the time of issue, the certificates of any given series (or each class of such series that is offered by this Prospectus) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

        Risk of Loss of Rights Associated with Ownership of the Certificates in Global Form and not in Definitive Physical Form. The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates.

Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the applicable trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates-Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related prospectus supplement.

        Risk Associated with Certificates which are not Denominated in U.S. Dollars. The certificates of any given series (or class within such series) may be denominated in a currency other than U.S. dollars. This Prospectus does not describe all the risks of an investment in such certificates. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars. See "Currency Risks."

        Risk Associated with Lack of Control by Certificateholders over Ownership of Deposited Assets. The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

        In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series (and each class within such series).

THE DEPOSITOR

        The Depositor was incorporated in the State of Delaware on April 12, 2001, as a wholly-owned, limited-purpose subsidiary of First Union Corporation. The principal office of the Depositor is located at One First Union Center, 301 S. Tryon St., 30th Floor, Charlotte, NC 28288-0630, (704) 374-6611.

        The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates. [The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the four highest categories available by any rating agency rating the series.] Formation of a grantor trust will not relieve the Depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. The terms of the trust agreement state that the Depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates (whether or not offered by this Prospectus) will be used by the Depositor to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes. However, the Depositor will not receive any proceeds from the sale of the certificates in market-making transactions by First Union Securities, Inc. or any other affiliate of the Depositor. See “Plan of Distribution” in this prospectus.

FORMATION OF THE TRUST

        A separate trust will be created for each series of trust certificates. The Depositor will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust Agreement-Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets by the terms of the trust agreement and will receive a fee for these services. The trustee's fees will be based on market rates charged by trustees involved in administering trusts similar to the trust created for the series of certificates. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified in the prospectus supplement and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement-Collection and Other Administrative Procedures" and "-Retained Interest; Administrative Agent Compensation and Payment of Expenses." The trustee or an administrative agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

        Unless otherwise stated in the prospectus supplement, the Depositor’s assignment of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

•	its contractual--administrative obligations, if any, under the trust agreement,
•

its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement-Advances in Respect of Delinquencies," and

•	its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

        The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement-Advances in Respect of Delinquencies."

        Unless otherwise provided in the related prospectus supplement, each trust will consist of:

•

the Deposited Assets, or interests in the Deposited Assets, exclusive of any interest in such assets (the "Retained Interest") retained by the Depositor or any previous owner of the Deposited Assets, as from time to time are specified in the trust agreement;

•	such assets as from time to time are identified as deposited in the related certificate account;
•	property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received on the property;
•

those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described in the applicable prospectus supplement and under "Description of Deposited Assets and Credit Support--Credit Support";

•	the rights of the Depositor relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and
•	the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement-Advances in Respect of Delinquencies."

        In addition, to the extent provided in the applicable prospectus supplement, the Depositor will obtain credit support for the benefit of the certificateholders of any related series (or class within such series) of certificates.

MATURITY AND YIELD CONSIDERATIONS

        Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or by a third-party call option), repayment (at the option of the holders of the Underlying Securities) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

        The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity of the Underlying Securities. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

        Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders of the Outstanding Debt Securities. See “Description of the Deposited Assets-Underlying Securities Indenture.” If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company’s operating and financial condition, leverage, and social, geographic, legal and economic factors.

        The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the certificates is sensitive to the rate and timing of payments on the Deposited Assets.

        The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

        A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or by a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

DESCRIPTION OF THE CERTIFICATES

        Each series (or, if more than one class exists, the classes within such series) of certificates will be issued by the terms of a trust agreement and a separate series supplement, which supplements such trust agreement, among the Depositor, the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued under the trust agreement and the nature of the Deposited Assets, credit support and related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description of the trust agreement contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated in this Prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used in this Prospectus with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not offered by this Prospectus and by the related prospectus supplement, unless the context otherwise requires.

        A copy of the applicable series supplement to the trust agreement relating to each series of certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K to be filed with the SEC following the issuance of such series.

General

        There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes (Section 5.01). The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for the series created by the terms of the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support-Collections."

        Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this Prospectus and such prospectus supplement are being delivered:

•	the title of such certificates;
•	the series of such certificates and, if applicable, the number and designation of classes of such series;
•

information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related trust by the Depositor (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the terms of each such Underlying Security, the identity of the issuer of the Underlying Security and where publicly available information regarding such issuer may be obtained);

•	the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of certificates;
•

the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price of the certificates and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

•

the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price of the certificates and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

•

if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class);

•

whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation of the interest rate applicable to such series or each class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

•

the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the trust in exchange for surrendering such certificateholder’s certificate or of the Depositor or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Depositor’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

•

the rating of each series or each class within such series offered by this Prospectus (provided, however, that one or more classes within such series not offered by this Prospectus may be unrated or may be rated below investment grade);

•	if other than denominations of $1,000 and any integral multiple of $1000, the denominations in which such series or class within such series will be issuable;
•

whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached to such bearer certificates; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

•

whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than the Depository Trust Company, for such global security or securities;

•

if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest on the certificate distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled to the interest on the Distribution Date;

•

if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

•

if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of the Depositor or a certificateholder, and the currency or currencies in which any principal or interest will be paid;

•	any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

•

all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by the Depositor or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

•	any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

        Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection the transfer (Section 5.04). Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. The Depositor may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

        Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks-Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

        Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00

a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under “Currency Risks—Payment Currency” below. The applicable prospectus supplement will specify such information with respect to bearer certificates.

        Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the holder of the bearer certificate in the United States.

        Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 (or the equivalent of $10,000,000 in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

        Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

        General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Stated Amount, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related prospectus supplement. For purposes of this Prospectus, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Stated Amount will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates in this Prospectus or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

        Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Stated Amount (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face of the certificate and in the applicable prospectus supplement until the principal amount of the certificate is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount of the Fixed Rate Certificate is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on Each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

        Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Stated Amount (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face of the Floating Rate Certificate and in the applicable prospectus supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified in the applicable prospectus supplement, will designate one of the following Base Rates as applicable to a Floating Rate Certificate, and will set forth additional information concerning the Base Rate:

•	LIBOR (a "LIBOR Certificate"),
•	the Commercial Paper Rate (a "Commercial Paper Rate Certificate"),
•	the Treasury Rate (a "Treasury Rate Certificate"),
•	the Federal Funds Rate (a "Federal Funds Rate Certificate"),
•	the CD Rate (a "CD Rate Certificate") or
•

such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

        As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

        The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

        The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior, to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

        With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Stated Amount of such certificate (or, in the case of a Strip Certificate with no or a nominal Stated Amount, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360 in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

        Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

        Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

        Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

Principal of the Certificates

        Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a "Stated Amount" which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to interest (in the manner and priority specified in such prospectus supplement) until the aggregate Stated Amount of such class or classes has been reduced to zero. The outstanding Stated Amount of a certificate will be reduced to the extent of distributions of principal on the certificate, and, if applicable by the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated to the certificate. Unless the related prospectus supplement provides otherwise, the initial aggregate Stated Amount of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Stated Amount of a series and each class of the series will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Stated Amount will not receive distributions of principal.

Foreign Currency Certificates

        If the specified currency of any certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect to the certificate will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Indexed Certificates

        From time to time, the trust may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to

•	the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the "Indexed Currency") specified in the terms of the certificates;
•	the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;
•	the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates;
•	such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, wi11 be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

        Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Dual Currency Certificates

        Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Credit Derivatives

        If so provided in the related prospectus supplement, a trust issuing a series of certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the trust would agree, in return for a fee or other consideration, to assume the default or other credit risk on a security not owned by the trust (a "Reference Security").

        Upon the occurrence of a default or other objective credit event with respect to the Reference Security, the trust would suffer the resulting loss as required by:

•

a provision requiring the trust to pay the counterparty the difference between the face amount of the Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities),

•

a provision requiring the trust to deliver the Underlying Securities to the counterparty in exchange for the Reference Securities, which would then either be distributed in kind to certificateholders or sold (and the proceeds distributed) or

•

other provisions set forth in the related prospectus supplement with similar effects. Similarly, if so provided in the related prospectus supplement, a trust may enter into a put option arrangement in which the trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss on the Referenced Security.

        Reference Securities will be of the same types as the Underlying Securities described in this Prospectus Supplement. The related prospectus supplement will include information regarding Reference Securities and the issuer of the Reference Securities that is analogous to that provided with respect to Underlying Securities.

Optional Exchange

        If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor’s and such trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, and all applicable rules, regulations and interpretations. Such terms may relate to, but are not limited to, the following:

•

a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series; o a minimum Stated Amount or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

•	a requirement that the Stated Amount or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;
•	specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");
•	limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust; and

•

adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable prospectus supplement, if applicable.

        Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an Optional Exchange Date (i) such certificate with the form entitled "Option to Elect Exchange" on the reverse of the certificate duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Stated Amount or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Stated Amount of such certificate provided that the Stated Amount or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Stated Amount of the certificate shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

        Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary’s nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

        Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited

Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the related trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

Global Securities

        Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

        The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers [(including First Union Securities, Inc.)], banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

        Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such Securities. Such limits and such laws may limit the market for beneficial interests in a global security.

        So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder of the global security under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

        Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the Depositor, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        The Depositor expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect of the global security will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

        If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if the Depositor so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to the Depositor and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

•

as registered certificates in denominations, unless otherwise specified by the Depositor or in the related prospectus supplement, of $1,000 and integral multiples of $1,000 if the certificates of such class are issuable as registered certificates,

•

as bearer certificates in the denomination or denominations specified by the Depositor or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates, or

•	as either registered or bearer certificates, if the certificates of such class are issuable in either form (Section 5.03).

See, however, Limitations on Issuance of Bearer Certificates below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

        The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered by the applicable prospectus supplement to the extent not set forth or different from the description set forth above.

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

        Each certificate of each series (or if more than one class exists, each class (whether or not each such class is offered by this Prospectus) within such series) will represent an ownership interest specified for such series (or class) of certificates in a designated, publicly issued, security or a pool of securities (the “Underlying Securities”), purchased by the Depositor (or an affiliate of the Depositor) in the secondary market and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will represent one or more of the following:

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publicly issued debt security or asset backed security or a pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico, which in each case are subject to the informational requirements of the Exchange Act and which, in accordance with the Exchange Act, file reports and other information with the SEC or (for certain depository institutions) with a federal bank or thrift regulatory agency (“Corporate Securities”) and which, if such security or securities are Concentrated Underlying Securities (as defined below), the Depositor reasonably believes (based on publicly available information) meet the market capitalization and other requirements for a primary issuance of common stock on Form S-3 at the time of offering of the trust certificates;

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asset-backed securities of one or more trusts or other special purpose legal entities (having outstanding at least $75,000,000 in securities held by non-affiliates) which (unless the depositor is a GSE described below) are subject at the time of issuance of the asset-backed securities to the informational requirements of the Exchange Act and which in accordance with the Exchange Act, file reports and other information with the SEC, (“Asset-Backed Securities” and together with Corporate Securities and Trust Preferred Securities, the“Private Sector Securities”);

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an obligation issued or guaranteed by the United States of America or any agency of the United States of America for the payment of which the full faith and credit of the United States of America is pledged (“Treasury Securities”);

•	an obligation of one or more U.S. government sponsored entities (“GSEs”) described below (see “Underlying Securities- Government Securities”);

•	Government Trust Certificates (“GTCs”) described below; or

•	an obligation issued by a Multilateral Bank Issuer (as defined below).

        Notwithstanding any requirement stated or incorporated in this Prospectus relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of trust certificates and that the Depositor and First Union Securities, Inc. will not perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of the Depositor’s belief as to an Underlying Security issuer’s eligibility to issue common stock on Form S-3 should be evaluated in light of these limitations.

        This Prospectus relates only to the certificates offered by this Prospectus and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is permitted to deposit in a trust and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, any Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying

Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying

Security, and if applicable, the Underlying Securities Indenture.

Government Securities

         Government Securities will be either:

         o        Treasury Securities,

         o        GSEs, or

         o        GTCs

        GSEs. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act under Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document by which any GSE issuer’s securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent (10%) of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

        In the case of a GSE issuer, there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE’s securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

        Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See “Description of the Deposited Assets—Publicly Available Information” in the

related prospectus supplement. A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from the manner that an enterprise which is not a GSE might employ.

        Neither the United States nor any agency of the United States is obligated to finance any GSE issuer’s operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE’s activities.

        Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued by the GSE Issuer. Events of default typically include the following or variations of the following:

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failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

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failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice of the failure to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

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failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders of the other outstanding debt obligations of the issuer of such securities.

        GTCS. As specified in the related prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the “GTC Notes”), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

Multilateral Bank Issuers

        As specified in the related prospectus supplement, a trust may include obligations of one or more Multilateral Bank Issuers. A “Multilateral Bank Issuer” means the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act.

Principal Economic Terms of Underlying Securities

        Reference is made to the applicable prospectus supplement to this Prospectus with respect to each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:

•	the title and series of such Underlying Securities, the aggregate principal amount, denomination and form of the Underlying Securities;

•	whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities;

•	whether any of the obligations are secured or unsecured and the nature of any collateral;

•	the limit, if any, upon the aggregate principal amount of such debt securities;

•	the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable;

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the rate or rates or the method of determination of the rates, at which such Underlying Securities will bear interest, if any (“Underlying Securities Rate”); the date or dates from which such interest will accrue (“Underlying Securities Interest Accrual Periods”); and the dates on which such interest will be payable (“Underlying Securities Payment Dates”);

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the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities as required by any sinking fund or analogous provisions, or at the option of a holder of the Outstanding Debt Security, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part;

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the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

•	whether the Underlying Securities were issued at a price lower than the principal amount of the Underlying Securities;

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if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the “Underlying Securities Currency”), and the circumstances, if any, when such currency of payment may be changed;

•	material events of default or restrictive covenants provided for with respect to such Underlying Securities;

•	the rating of the Underlying Securities, if any, and

•	any other material terms of such Underlying Securities.

        With respect to a trust comprised of a pool of Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

        In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each obligor. Publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor’s annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

        If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor, on behalf of the trust, will continue to be subject to the reporting requirements of the Exchange Act, but certain information with respect to such issuer may be unavailable.

        In the event that an issuer of a Concentrated Underlying Security (or the issuers of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of trust certificates ceases to file periodic reports required under the Exchange Act, the Depositor shall within a reasonable period of time either (i) file periodic reports containing the information that such issuers would otherwise file or (ii) instruct the trustee to distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders by the procedures set forth in the related prospectus supplement applicable to defaults on the Underlying Securities.

Other Deposited Assets

        In addition to the Underlying Securities, the Depositor may also deposit into a given trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect to the Underlying Securities), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the “Deposited Assets”). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

        Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

        As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

        Subordination. As discussed below under “—Collections,” the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received on the Deposited Assets are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under “—Reserve Accounts” and in the related prospectus supplement.

        If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid by such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

        Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage under the letter of credit or surety bond has been exhausted through payment of claims) and to pay timely the fees or premiums for the letter of credit or surety bond unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws under the letter of credit or surety bond. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

        Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter, of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

        Reserve Accounts. If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a “reserve account”) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, the Depositor or such other person named in the related prospectus supplement.

Collections

        The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a “certificate account”). An administrative agent, if any is appointed as described in the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

        The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

DESCRIPTION OF THE TRUST AGREEMENT

General

        The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this Prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

        At the time of issuance of any series of certificates, the Depositor will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the “Cut-off Date”), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with such assignment, deliver the certificates to the Depositor in exchange for certain assets to be deposited in the trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms of the Underlying Security, the Retained Interest, if any, with respect the Underlying Security, the maturity or terms of the Underlying Security, the rating, if any, of the Underlying Security and certain other information.

        In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

        Each of the Depositor and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of the Depositor or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, the Depositor or any such administrative agent, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

        General. With respect to any series of certificates the trustee or such other person specified in the applicable prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the “credit support instruments”) and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

        Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a “sub-administrative agent”). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect the Deposited Assets all as and to the extent provided in the applicable sub-administration agreement.

        The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued by the terms of the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the applicable trust agreement will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent’s rights and obligations under the sub-administration agreement.

        The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, by the terms of the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See “—Retained Interest; Administrative Agent Compensation and Payment of Expenses.”

        The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

        Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

        Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset. However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid on the Deposited Assets at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

        The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner of the Retained Interest. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited

Asset represents a specified interest in the Deposited Asset. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

        The applicable prospectus supplement will specify the administrative agent’s, if any, and the trustee’s compensation, and the source, manner and priority of payment of the compensation of administrative agent and trustee, with respect to a given series of certificates.

        If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Advances in Respect of Delinquencies

        Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (i) any such administrative agent’s or trustee’s good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

        Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled to Advances, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent’s or trustee’s funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, the “Related Proceeds”); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date. If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

        An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, the Depositor, an affiliate of either or any third party and may have other normal business relationships with the trustee, the Depositor, their affiliates.

        The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent’s obligations and duties under the trust agreement with respect to such series.

        The trust agreement will further provide that neither an administrative agent, the Depositor nor any director, officer, employee, or agent of the administrative agent or the Depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith under the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement, an administrative agent, the Depositor and any director, officer, employee or agent of the administrative agent or the Depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. In addition, the trust agreement will provide that neither an administrative agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or the Depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties to the trust agreement and the interests of the certificateholders under the trust agreement (Section 6.02). The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting from such action will be allocated.

        Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative AgentTermination
Event

        Unless otherwise provided in the related prospectus supplement, “Administrative Agent Termination Events” under the trust agreement with respect to any given series of certificates will consist of the following:

•

any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

•

any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

•

specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated. “Required Percentage” means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Stated Amount or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. “Voting Rights” evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement (Article I).

        Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the Depositor or the trustee may, and at the direction of holders of such certificates evidencing not less than the Required Percentage of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the Required Percentage of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

        No certificateholder will have the right under the trust agreement to institute any proceeding with respect to the trust agreement unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the Required Percentage of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee under the trust agreement and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

Modification and Waiver

        Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the Depositor and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

•	to cure any ambiguity,

•	to correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or in the prospectus supplement,

•

to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders),

•	to add to the covenants, restrictions or obligations of the Depositor, the administrative agent, if any, or the trustee for the benefit of the certificateholders,

•

to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating of the certificates, or

•	to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by the Depositor, and the trustee, with the consent of the holders of certificates evidencing not less than the Required Percentage of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the Required Percentage specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

        Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

        Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the Required Percentage of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the Depositor, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected by the modification or amendment.

Reports to Certificateholders; Notices

        Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to the Depositor and to such other parties as may be specified in the trust agreement, a statement setting forth:

•

the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

•

in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in this Pospectus and in the related prospectus supplement;

•

the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

•

if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

•

the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate on the Deposited Assets at the close of business on such Distribution Date;

•

the aggregate Stated Amount or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered by this Prospectus) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Stated Amount or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

•

as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included in the series (or class within such series) as of the close of business on such Distribution Date.

        In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent U.S. dollar amount in any other Specified Currency) per minimum denomination of certificates or for such other specified portion of the certificates. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion of the calendar year during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, under any requirements of the Code as are from time to time in effect.

        Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Evidence as to Compliance

        If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

        The trust agreement may also provide for delivery to the Depositor, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

        Copies of the annual accountants’ statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

        Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection with the replacement of the certificate and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued.

Termination

        The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them under the trust agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject to the trust agreement or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under “—Reports to Certificateholders; Notices—Notices,” and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

        Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as described in the applicable prospectus supplement (such price, a “Purchase Price”). The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the related prospectus supplement.

Duties of the Trustee

        The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent. If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

The Trustee

        The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any administrative agent and their respective affiliates.

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

        In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

        Bearer certificates will bear a legend to the following effect: “Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

        As used in this Prospectus, “United States” means the United States of America and its possessions, and “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

        Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (“Euroclear”), and Centrale de Livraison de Valeurs Mobilieres S.A. (“CEDEL”) for credit to the accounts designated by or on behalf of the purchasers of such certificates. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a “Certificate of Non-U.S. Beneficial Ownership.” A “Certificate of Non-U.S. Beneficial Ownership” is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

CURRENCY RISKS

Exchange Rates and Exchange Controls

        An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

        Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under “Description of Certificates—General” or as otherwise specified in the applicable prospectus supplement.

        As set forth in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the Underlying Securities Currency. An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

        PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

        The information set forth in this Prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

        Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

        Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor’s control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

        If distribution in respect of a certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

        The equivalent of the ECU in U.S. dollars as of any date (the “Day of Valuation”) shall be determined for the certificates of any series and class by the applicable trustee on the following basis. The component currencies of the ECU for this purpose (the “Components”) shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable prospectus supplement.

        If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

        All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of such series.

Foreign Currency Judgments

        Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of material United States federal income tax consequences of the ownership of the certificates as of the date of this Prospectus. (Certain minor and incidental consequences are discussed as well.) It is based on the advice of Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel (“Special Tax Counsel”), which has delivered an opinion to the Depositor that the discussion below, to the extent it constitutes matters of law or legal conclusions, is true and correct in all material respects.

        Special Tax Counsel has also delivered an opinion that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special Tax Counsel has not delivered (and unless otherwise indicated in the related prospectus supplement does not intend to deliver) any other opinions regarding the Trust or the certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (the “IRS”), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel’s opinions. If, contrary to Special Tax Counsel’s opinion, the Trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to certificateholders would be impaired. In light of Special Tax Counsel’s opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

        This summary is based on the Internal Revenue Code of 1986 (the “Code”) as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this Prospectus. This summary is intended as an explanatory discussion of the consequences of holding the certificates generally and does not purport to furnish information in the level of detail or with the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

         Except with respect to certain withholding tax matters discussed below under "Withholding Taxes", the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is:

•	a citizen or resident of the United States,

•	a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, or

•	an estate or trust that is a United States Person within the meaning of Section 7701(a)(30) of the Code.

        For the purposes of this discussion, the Depositor and Special Tax Counsel have assumed, without inquiry, that the Underlying Securities will be characterized as indebtedness for federal income tax purposes. The related prospectus supplement may contain additional information about the federal income tax characterization of the Terra Assets.

Tax Status of the Trust

        The Trustee intends for tax reporting purposes to treat the Trust as a grantor trust. Prospective investors should be aware, however, that certain of the terms of certificates (for example, the allocation of the proceeds of a disposition of the Underlying Securities) may be viewed by the IRS as inconsistent with the grantor trust rules and, accordingly, unless otherwise indicated in the related prospectus supplement, Special Tax Counsel is not able to deliver an opinion that the Trust will be treated as a grantor trust. Nonetheless, because treating the Trust as a grantor trust is the more appropriate approach for tax reporting purposes, the Trustee currently intends to treat the trust as a grantor trust and, except as specifically indicated otherwise under “Possible Recharacterization of the Trust as a Partnership” below, the balance of this discussion assumes that the Trust will be so classified. (The applicable trust agreement will prohibit the Trust from electing to be taxed as a corporation.)

        Each certificateholder will be treated, for federal income tax purposes, as a holder of an equity interest in the Trust and, accordingly, (i) as if it had purchased its pro rata interest of the Trust’s underlying assets and (ii) as if it were the obligor on its pro rata portion of the Trust’s obligations. Thus, for example, if the certificates are subject to early redemption on account of the Trust being the obligor under any call options (“Call Warrants”), each certificateholder will be treated as if it had sold Call Warrants with respect to the Underlying Securities in an amount representing its pro rata interest in the Trust. Further, if the income of the Trust is used (directly or indirectly) to pay expenses of the Trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the Trust may be subject to limitations on deductibility, which may depend on each particular investor’s circumstances, but would include, in the case of an individual (or entity treated as an individual) section 67 of the Code that allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

        The Trust has identified the Underlying Securities and any Call Warrants as part of an integrated transaction within the meaning of Treasury Regulation § 1.1275-6. Among other consequences of such identification is the treatment generally of each certificate as a synthetic debt instrument issued on the date it is acquired by the holder of the certificate. Similar treatment will also generally apply to certificates representing “stripped coupons” and/or “stripped bonds,” which generally will be the case when certificates are issued in multiple classes and the different classes represent the ownership of differing percentage ownership interests of the right to interest and principal on the Underlying Securities. It is also possible that each certificate will be treated as an actual debt instrument issued on the Closing Date. In that case, the certificates would be taxed like conventional debt instruments and the discussion under “Income of Certificateholders” would not apply. If a Series of certificates has more than one Class and some but not all classes are treated as actual debt instruments issued on the Closing Date, income on the Classes not so treated may be treated as unrelated business taxable income (and thus subject to tax) in the hands of pension plans, individual retirement accounts and other tax-exempt investors.

Income of Certificateholders

        Original Issue Discount. Each certificateholder will be subject to the original issue discount (“OID”) rules of the Code and Treasury Regulations with respect to such certificates. Under those rules, the certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the certificates as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received. The amount of OID on a certificate generally will be equal to the excess of all amounts payable on the certificate over the amount paid to acquire the certificate and the constant yield used in accruing OID generally will be the yield to maturity of a certificate as determined by each holder based on that holder’s purchase price for the certificate. It is unclear whether the holder of a certificate should, in calculating OID, assume that the Underlying Securities will, or will not, be called under any Call Warrant. Further, it is not clear how actual and expected future prepayments or losses on the Underlying Securities are to be taken into account.

        The Trustee intends for information reporting purposes to account for OID, if any, reportable by certificateholders by reference to the price paid for a certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

        The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

        Purchase and Sale of a Certificate. A certificateholder’s tax basis in a certificate generally will equal the cost of the certificates increased by any amounts includible in income as OID, and reduced by any payments made on the certificates. If a certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of sale and the certificateholder’s adjusted basis in the certificates.

Possible Recharacterization of the Trust as a Partnership

        As indicated above, it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Under Treasury Regulation 1.761-2, certain partnerships may “elect out” of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, the Trust is likely to be eligible for this election. Assuming that it is so eligible, each certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each holder’s purchase of a certificate, each such holder is deemed to consent to the Trust’s making of a protective election out of subchapter K of the Code.

        If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder’s circumstances, including any difference between the holder’s basis in its certificates and the Trust’s basis in its assets) and to utilize a taxable year for reporting purposes and (ii) each holder would be required to separately take into account such holder’s distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder’s taxable year which ends with or within the Trust’s taxable year. A holder’s share of the income of the Trust computed at the Trust level would not necessarily be the same if computed under the OID rule described above under “Income of Certificateholders” and, in particular, may not take account of any difference in the yield on the certificate to the holder based on the certificateholder’s purchase price and the yield on the Underlying Securities determined at the Trust level.

Withholding Taxes

        Payments made on a certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Underlying Securities, the Depositor, the holder of any other class of certificates (if such Series provides for multiple classes of certificates), the holder of any Call Warrant or the counterparty on any notion principal contract or other derivative contract of which the Trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

State and Other Tax Consequences

        In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, it is strongly recommended that prospective purchasers consult their own tax advisers with respect to such matters.

PLAN OF DISTRIBUTION

        Certificates may be offered in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters or initial purchasers, the purchase price of the certificates and the proceeds to the Depositor from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered by the applicable prospectus supplement.

        If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include First Union Securities, Inc., an affiliate of the Depositor. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement as required by delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

        Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

         First Union Securities, Inc. is an affiliate of the Depositor. First Union Securities, Inc.'s participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

        As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered by this Prospectus. Any unrated classes or classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

        Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

The underwriters involved in the offering of any series of certificates may include First Union Securities, Inc., an affiliate of the Depositor, and may include other affiliates of the Depositor. First Union Securities, Inc. or other affiliates may be involved in any series as an underwriter or an agent.

        This prospectus, together with the accompanying prospectus supplement, may be used by First Union Securities, Inc. or another affiliate of the Depositor, in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions. In these market-making transactions, First Union Securities, Inc. or another affiliate of the Depositor may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

LEGAL OPINIONS

        Certain legal matters with respect to the certificates will be passed upon by Orrick, Herrington & Sutcliffe LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.

===================================================================================================================================

Synthetic Fixed-Income Securities, Inc.,
the Depositor

[                  ]

Trust Certificates, Series 200[  ]-[  ]

issued by

[                            ]

Until 90 days after the [initial issuance of the Certificates], all dealers effecting transactions in the Certificates, whether of not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Supplement

Dated _______ ___, 200__

First Union Securities, Inc.

PART II

Item 14.	Other Expenses of Issuance and Distribution.

                 The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

           Registration Fee...........................
           Printing and Engraving Expenses............
           Trustee's Fees.............................
           Legal Fees and Expenses....................
           Securities Exchange Listing Fees, Blue Sky
           Fees and Expenses..........................
           Accountants' Fees and Expenses.............
           Rating Agency Fees.........................
           Miscellaneous..............................

              Total...................................
Item 15.	Indemnification of Directors and Officers

                 The Registrant will indemnify its officers and directors as set forth below.

                 Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                 First Union Corporation maintains directors and officers liability insurance for the benefit of its subsidiaries. In general, the policy insures (i) the Registrant's directors and, in certain cases, its officers against loss by reason of any of their wrongful acts and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

                 In connection with an agreement between the Registrant and CT Corporation System ("CT"), the Registrant has agreed to indemnify and hold harmless the director (the "Independent Director") furnished to the Registrant by CT from any and all loss, claim, damage or cause of action, including reasonable attorneys' fees related thereto (collectively, "Claims"), incurred by the Independent Director in the performance of his duties as a director, provided, however that the Independent Director shall not be so indemnified for such Claims if they arise from his own negligence or willful misconduct.

                 The Certificate of Incorporation also limits the personal liability of directors to the Registrant and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties.

II-1

Item 16.	Exhibits

1.1	Form of proposed Underwriting Agreement for Trust Certificates.

3.1	Certificate of Incorporation of Synthetic Fixed-Income Securities, Inc.

3.2	By-laws of Synthetic Fixed-Income Securities, Inc.

3.3	Amended and Restated Certificate of Incorporation of Synthetic Fixed-Income Securities, Inc.

4.1	Form of Trust Agreement, with form of Trust Certificate attached thereto.

4.2	Form of Series Supplement to the Trust Agreement.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Powers of Attorney (included in the signature pages hereto).

25.1	Statement of eligibility of Trustee (U.S. Bank National Association).

Item 17	Undertakings

                 The undersigned Registrant hereby undertakes:

                 (a)   To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

                 (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (d)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (e)   That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the provisions above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 (f)   That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

                 (g)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 1st day of October, 2001.

SYNTHETIC FIXED-INCOME SECURITIES, INC

By: /s/ Benjamin May Name: Benjamin May Title: President

          Pursuant to the requirements of the Securities Act of 1933, thisRegistration statement has been signed on October 1, 2001 by the following persons in the capacities.

By: /s/ Benjamin May Name: Benjamin May Title: President and Director

By: /s/ David Pitelka Name: David Pitelka Title: Senior Vice President (Chief Financial Officer and Chief Accounting Officer)

By: /s/ Curtis Arledge Name: Curtis Arledge Title: Treasurer and Director

By: /s/ Adrianne M. Horne Name: Adrianne M. Horne Title: Director

          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Vincent Altamura, Benjamin May and James F. Powers, and each of them, his attorneys for him in his stead, in each of his offices and capacities as an officer, director, or both of the Company, to sign and to file with the Commission such Registration Statements on Form S-3, and any and all amendments, modifications, or supplementss thereto, and any exhibits thereto, and grants to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes as he might or could do if personally present at teh doing thereof, and hereby ratifies and confirms all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with the registration of the aforesaid securities.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2001.

SIGNATURE	TITLE	DATE

/s/ Benjamin May Name: Benjamin May	President and Director	October 1, 2001

/s/ David Pitelka Name: David Pitelka	Senior Vice President (Chief Financial Officer and Chief Accounting Officer)	October 1, 2001

/s/ Curtis Arledge Name: Curtis Arledge	Treasurer and Director	October 1, 2001

/s/ Adrianne M. Horne Name: Adrianne M. Horne	Director	October 1, 2001

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of proposed Underwriting Agreement for Trust Certificates.

3.1	Certificate of Incorporation of Synthetic Fixed-Income Securities, Inc.

3.2	By-laws of Synthetic Fixed-Income Securities, Inc.

3.3	Amended and Restated Certificate of Incorporation of Synthetic Fixed-Income Securities, Inc.

4.1	Form of Trust Agreement, with form of Trust Certificates attached thereto.

4.2	Form of Series Supplement to the Trust Agreement.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Powers of Attorney (included in the signature pages hereto).

25.1	Statement of eligibility of Trustee (U.S. Bank National Association).